UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2019

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MFNC	Nasdaq Stock Market

Item 5.07              Submission of Matters to a Vote of Security Holders

Mackinac Financial Corporation (“the Company”) held its 2019 Annual Meeting of Shareholders on May 29, 2019.  The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2022; (ii) approved, in a non-binding vote, the Company’s compensation of it named executive officers; (iii) approved, in a non-binding vote, an annual say-on-pay proposal and (iv) ratified the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2019.  There were 10,740,712 outstanding shares eligible to vote as of April 17, 2019, the record date for the Annual Meeting.

The voting results on the three matters were as follows:

Election of Directors

	For	Withheld	Broker Non-votes

Robert E. Mahaney II	6,063,378	629,072	2,548,289
David R. Steinhardt	6,349,723	342,727	2,548,289
Paul D. Tobias	6,340,628	351,822	2,548,289

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes

6,614,655	66,798	10,997	2,548,289

Advisory (Non-Binding) Vote on Frequency of Executive Compensation

1 Year	2 Years	3 Years	Abstain

6,144,465	11,260	446,833	89,892

Ratification of Appointment of Independent Auditors

For	Against	Abstain	Broker Non-votes

9,169,838	32,248	38,653	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 31, 2019
	By:	/s/ Jesse A. Deering
Jesse A. Deering
EVP/CFO